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                                                                    Exhibit 23.2







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Elizabeth Arden, Inc. on Form S-4 of our report dated April 6, 2001, appearing in the Annual Report on Form 10-K of Elizabeth Arden, Inc. for the year ended January 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Miami, Florida
March __, 2004